Exhibit 99.3

Steiner Leisure Limited and Subsidiaries

Unaudited Pro Forma

Condensed Consolidated Financial Statements

On November 1, 2011, Steiner Leisure Limited ("Steiner Leisure") acquired all of the stock of Ideal Image Development, Inc. ("Ideal Image") for $175.0 million in cash less cash acquired. Ideal Image is a leader in the important and growing consumer healthcare category of laser hair removal.

The following Unaudited Pro Forma Condensed Consolidated Financial Statements of Steiner Leisure reflect adjustments to the historical consolidated financial statements of Steiner Leisure to give effect to the Ideal Image acquisition for the Unaudited Pro Forma Condensed Consolidated Financial Statements as of September 30, 2011 for the Unaudited Pro Forma Condensed Consolidated Balance Sheet and as if the transaction occurred on January 1, 2010 for the Unaudited Pro Forma Condensed Consolidated Statements of Income for the year ended December 31, 2010 and the nine months ended September 30, 2011.

The assumptions used and pro forma adjustments derived from such assumptions are based on currently available information and Steiner Leisure believes such assumptions are reasonable under the circumstances.

The following Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the historical consolidated financial statements of Steiner Leisure and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of Steiner Leisure included in the December 31, 2010 10-K of Steiner Leisure.

These Unaudited Pro Forma Condensed Consolidated Financial Statements are not necessarily indicative of Steiner Leisure's results of operations or financial condition had the acquisition been completed on the dates assumed. In addition, they are not necessarily indicative of Steiner Leisure's future results of operations or financial condition.

Steiner Leisure Limited
Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2011
(Unaudited)
(in thousands)

	Steiner Leisure Limited	Ideal Image Development, Inc.	Pro forma Adjustments		Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$69,718	$13,574	$(9,074	)b	$74,218
Accounts receivable, net	32,848	5,320	--		38,168
Accounts receivable-students, net	18,361	--	--		18,361
Inventories	60,042	--	--		60,042
Prepaid expenses and other current assets	14,023	731	--		14,754
Total current assets	194,992	19,625	(9,074)		205,543
PROPERTY AND EQUIPMENT, net	77,109	6,143	--		83,252
GOODWILL	117,057	21,787	100,588	c	239,432
OTHER ASSETS:
Intangible assets, net	28,773	540	85,460	c	114,773
Deferred financing costs, net	636	--	5,000	b	5,636
Deferred customer acquisition costs, net	--	8,608	(8,608	)d	--
Other	7,780	41	--		7,821
Total other assets	37,189	9,189	81,852		128,230
Total assets	$426,347	$56,744	$173,366		$656,457

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$17,263	$1,662	$--		$18,885
Accrued expenses	36,061	2,921	--		38,982
Current portion of capital lease obligation	--	1,261	(1,261	)a	--
Current portion of long-term debt	--	6,874	(6,874	)a	16,500
			16,500	b
Current portion of deferred rent	1,064	--	--		1,064
Current portion of deferred tuition revenue	23,202	--	--		23,202
Deferred revenue	--	43,862	(4,825	)d	39,037
Gift certificate liability	13,156	--	--		13,156
Income taxes payable	2,070	117	--		2,187
Total current liabilities	92,816	56,657	3,540		153,013
DEFERRED INCOME TAX LIABILITY	14,058	749	--		14,807
LONG-TERM CAPITAL LEASE OBLIGATION	--	516	(516	)a	--
LONG-TERM DEFERRED RENT	10,770	--	--		10,770
LONG-TERM DEFERRED TUITION REVENUE	1,198	--	--		1,198
LONG-TERM DEFERRED REVENUE	--	17,425	(1,917	)d	15,508
LONG-TERM DEBT	--	2,994	(2,994	)a	148,500
			148,500	b
COMMITMENTS & CONTINGENCIES

(continued)

Steiner Leisure Limited
Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2011
(Unaudited)
(in thousands)

(CONTINUED)

	Steiner Leisure Limited	Ideal Image Development, Inc.	Pro forma Adjustments		Consolidated

SHAREHOLDERS' EQUITY:
Preferred shares, $.01 par value; 10,000 shares authorized, none issued and outstanding	$--	$72	$(72	)a	$--
Common shares, $.01 par value; 100,000 shares authorized, 23,738 shares issued in 2011	237	17	(17	)a	238
			1	b
Additional paid-in capital	161,126	10,616	(10,616	)a	166,282
			5,156	b
Accumulated other comprehensive loss	(3,464)	--	--		(3,464)
Retained earnings	417,144	(30,836)	30,836	a	417,144
Treasury shares	(267,538)	(1,466)	1,466	a	(267,538)
Total shareholders' equity	307,505	(21,597)	26,754		312,662
Total liabilities and shareholders' equity	$426,347	$56,744	$173,367		$656,458

Steiner Leisure Limited
Pro Forma Condensed Consolidated Statement of Income
For the nine months ended September 30, 2011
(Unaudited)
(in thousands, except per share data)

	Steiner Leisure Limited	Ideal Image Development, Inc.	Pro forma Adjustments		Consolidated

REVENUES:
Services	$344,999	$52,308	$(2,877	)g	$394,430
Products	170,748	--	--		170,748
Total revenues	515,747	52,308	(2,877)		565,178

COST OF REVENUES:
Cost of services	280,930	34,456	--		315,386
Cost of products	118,876	--	--		118,876
Total cost of revenues	399,806	34,456	--		434,262
Gross profit	115,941	17,852	(2,877)		130,916

OPERATING EXPENSES:
Administrative	28,600	3,141	(695	)h	31,046
Salary and payroll taxes	42,605	6,976	--		49,581
Total operating expenses	71,205	10,117	(695)		80,627
Income from operations	44,736	7,735	(2,182)		50,289

OTHER INCOME (EXPENSES), NET:
Interest expense	(1,578)	(802)	(2,857	)f	(5,237)
Other income (expense)	277	30	--		307
Total other income (expense), net	(1,301)	(772)	(2,857)		(4,930)
Income before provision for income taxes	43,435	6,963	(5,039)		45,359

PROVISION FOR INCOME TAXES:	4,810	655	578	e	6,043

Net income (loss)	$38,625	$6,308	$(5,616)		$39,317

Income per share:
Basic	$2.58				$2.60
Diluted	$2.54				$2.56

Weighted average shares outstanding:
Basic	14,983		125	b	15,108
Diluted	15,209		125	b	15,334

Steiner Leisure Limited
Pro Forma Condensed Consolidated Statement of Income
For the year ended December 31, 2010

(Unaudited)
(in thousands, except per share data)

	Steiner Leisure Limited	Ideal Image Development, Inc.	Pro forma Adjustments		Consolidated

REVENUES:
Services	$410,857	$49,573	$(2,727	)g	$457,703
Products	209,528	--	--		209,528
Total revenues	620,385	49,573	(2,727)		667,231

COST OF REVENUES:
Cost of services	335,118	44,854	--		379,972
Cost of products	140,956	--	--		140,956
Total cost of revenues	476,074	44,854	--		520,928
Gross profit	144,311	4,719	(2,727)		146,303

OPERATING EXPENSES:
Administrative	36,133	2,248	--		38,381
Salary and payroll taxes	53,325	3,596	--		56,921
Total operating expenses	89,458	5,844	--		95,302
Income from operations	54,853	(1,125)	(2,727)		51,001

OTHER INCOME (EXPENSES), NET:
Interest expense	(3,388)	(1,577)	(3,249	) f	(8,214)
Other income (expense)	151	(300)	--		(149)
Total other income (expense), net	(3,237)	(1,877)	(3,249)		(8,363)
Income before provision for income taxes	51,616	(3,002)	(5,976)		42,638

PROVISION FOR INCOME TAXES:	7,293	574	770	e	8,637

Net income (loss)	$44,323	$(3,576)	$(6,746)		$34,001

Income per share:
Basic	$2.99				$2.27
Diluted	$2.94				$2.24

Weighted average shares outstanding:
Basic	14,832		125	b	14,957
Diluted	15,069		125	b	15,194

Notes:

  Reflects the elimination of Ideal Image's debt, capital lease obligations, equity and retained earnings.
  Cash and debt financing incurred and equity issued connection with the acquisition of Ideal Image.
  Reflects the elimination of Ideal Image's recorded goodwill and intangible asset and the addition of goodwill and intangibles initially identified in connection with the acquisition of Ideal Image by Steiner Leisure. This allocation is preliminary and subject to change. Additional information is necessary to complete the purchase price allocation.
  Reflects fair value adjustments. This amount is preliminary and subject to change. Additional information is necessary to complete the purchase price allocation.
  Reflects tax adjustments recorded in connection with the acquisition of Ideal Image. This amount is preliminary and subject to change. Additional information is necessary to complete the purchase price allocation.
  The pro forma interest expense assumes borrowing funds at 2.5% (plus LIBOR) annual interest rate for the purchase price of $175 million. The annual interest rate is based on Steiner's credit facility rate as of December 31, 2010. The interest expense assumes the closing of the transaction and funds were borrowed on January 1, 2010.
  The pro forma effect of fair value adjustment of assumed performance obligation assumes the transaction closed January 1, 2010. The following table reflects the purchase price allocation which is preliminary and subject to change.

Intangible Assets	Purchase Price Allocation	Estimated Useful Life

Trade names	$86,000	Indefinite

  Transaction costs that will no longer be incurred.